EXHIBIT 15

Organization Chart

Name	Jurisdiction	% of Voting Shares	Principal Business
Mark R. Walter
DLICM, LLC	Delaware	100%	Holding Co.
Delaware Life Equity Investors, LLC	Delaware	50%	Holding Co.
Todd L. Boehly
DLICT, LLC	Delaware	100%	Holding Co.
Delaware Life Equity Investors, LLC	Delaware	50%	Holding Co.
Delaware Life Equity Investors, LLC	Delaware		Holding Co.
Delaware Life Holdings Parent II, LLC	Delaware	100%	Holding Co.
Delaware Life Holdings Parent, LLC	Delaware	100%	Holding Co.
Delaware Life Holdings, LLC	Delaware	85%	Holding Co.
Armstrong STF IV, LLC	Delaware	100%	Investment
Marcy STF I, LLC	Delaware	100%	Investment
Redfield STF II, LLC	Delaware	100%	Investment
Wright STF III, LLC	Delaware	100%	Investment
Delaware Life Insurance Company[2]	Delaware	100%	Insurance
Delaware Life Variable Account A1	Delaware	100%	Inactive
Delaware Life Variable Account B1	Delaware	100%	Inactive
Delaware Life Variable Account C1	Delaware	100%	VA
Delaware Life Variable Account D1	Delaware	100%	VA
Delaware Life Variable Account E1	Delaware	100%	VUL
Delaware Life Variable Account F1	Delaware	100%	VA
Delaware Life Variable Account G1	Delaware	100%	VUL
Delaware Life Separate Account H	Delaware	100%	VUL
Delaware Life Variable Account I1	Delaware	100%	VUL
Delaware Life Variable Account K1	Delaware	100%	Inactive
Delaware Life Variable Account L1	Delaware	100%	VA
Delaware Life Separate Account M	Delaware	100%	VUL
Delaware Life Variable Account N	Delaware	100%	Inactive
Delaware Life Variable Account O	Delaware	100%	Inactive
DL Private Variable Account A	Delaware	100%	VA VUL
Keyport Life Ins. Co. Variable Account P	Delaware	100%	VA VUL
Keyport Life Ins. Co. Variable Account Q	Delaware	100%	VA VUL
Delaware Life Separate Account R	Delaware	100%	VA VUL
Delaware Life Separate Account S	Delaware	100%	VA VUL
KMA Variable Account[1]	Delaware	100%	VA
Keyport Variable Account A1	Delaware	100%	VA
Keyport Variable Account I1	Delaware	100%	VUL
Delaware Life WSA Separate Account	Delaware	100%	VA VUL
Delaware Life Insurance Company of New York[2]	New York	100%	Insurance
Delaware Life (N.Y.) Variable Account A1	New York	100%	VA
Delaware Life (N.Y.) Variable Account B1	New York	100%	VA
Delaware Life (N.Y.) Variable Account C1	New York	100%	VA
Delaware Life (N.Y.) Variable Account D1	New York	100%	VUL
Delaware Life (N.Y.) Variable Account E	New York	100%	VUL
Delaware Life (N.Y.) Variable Account F	New York	100%	VA
Delaware Life (N.Y.) Variable Account G	New York	100%	VUL
Delaware Life (N.Y.) Separate Account H	New York	100%	VUL
Delaware Life (N.Y.) Variable Account J1	New York	100%	Inactive
Delaware Life (N.Y.) Separate Account L	New York	100%	VA VUL
Delaware Life (N.Y.) Separate Account M	New York	100%	VA VUL
Delaware Life (N.Y.) Variable Account N1	New York	100%	Inactive
KBL Variable Account A1	New York	100%	VA
KBL Variable Annuity Account[1]	New York	100%	VA
DL Private Placement Investment Company I, LLC	Delaware	100%	PPVUL/PPVA
Clarendon Insurance Agency, Inc.	Massachusetts	100%	Broker-Dealer
DL Investment DELRE Holdings 2009-1, LLC	Delaware	100%	Holding Co.
DL Investment Holdings 2015-1, LLC	Delaware	100%	Holding Co.

Name	Jurisdiction	% of Voting Shares	Principal Business
DL Reinsurance Company	Delaware	100%	Insurance
DL Information Services Canada Inc.	New Brunswick	100%	Inactive
DL Service Holdings, LLC	Alaska	100%	Holding Co.
IDF IX, LLC	Delaware	100%	PPVUL
IDF X, LLC	Delaware	100%	Inactive
Delaware Life (Bermuda) Holdings, Inc.	Delaware	100%	Holding Co.
Delaware Life Insurance and Annuity Company (Bermuda) Ltd.	Bermuda	100%	Insurance
Delaware Life Reinsurance (Barbados) Corp.	Barbados	100%	Insurance

[1]	Separate financial statements are filed with the SEC.
[2]	Statutory-basis financial statements are filed with the SEC.